Exhibit 99.1

Cabot Corp Reports First Quarter Adjusted EPS of $0.80 and Diluted EPS of $0.69

Higher margins and lower costs offset a weak demand environment

BOSTON--(BUSINESS WIRE)--January 28, 2015--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2015.

Key Highlights

  Volume pressure from customer inventory destocking and soft demand in South America and Europe was largely offset by lower costs
  Purification Solutions results improved year-over-year from higher volumes and better operational performance
  Repurchased approximately 925,000 shares for $42 million

(In millions, except per share amounts)	First Quarter
	2015	2014

Net sales	$812	$898
Net income attributable to Cabot Corporation	$45	$80

Net earnings per diluted share attributable to Cabot Corporation	$0.69	$1.23
Less Adjustments:
Net income (loss) per share from discontinued operations	$0.00	$(0.01)
Certain items per share	$(0.11)	$0.37
Adjusted EPS	$0.80	$0.87

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “We delivered a solid quarter despite volume pressure from customer destocking, a significant drop in oil prices and a challenging global economic environment. We were able to largely offset the volume pressure with the benefit from higher margins, the implementation of corporate-wide cost controls, and a favorable LIFO adjustment. The soft economic environment was most pronounced in South America and Europe, negatively affecting volumes and utilization levels in the Reinforcement Materials segment. Purification Solutions results improved primarily due to higher volumes and improved operational performance. Finally, we used our solid cash flow generation to repurchase close to one million shares during the quarter.”

Financial Detail
For the first quarter of fiscal 2015, net income attributable to Cabot Corporation was $45 million ($0.69 per diluted common share). Net income includes a per share charge of $0.11 from certain items, principally reflecting charges associated with a pension settlement and restructuring actions. Adjusted EPS for the first quarter of fiscal 2015 was $0.80 per share.

Segment earnings before interest and taxes are presented to reflect the previously announced realignment of our global business segments. Recast segment earnings before interest and taxes for fiscal 2014 are included in the attached financial tables.

Segment Results
Reinforcement Materials -- First quarter fiscal 2015 EBIT in Reinforcement Materials decreased by $20 million compared to the first quarter of fiscal 2014 principally driven by 3% lower volumes from weak demand in South America and Europe, the absence of one-time benefits we received in the prior year, and an elastomer composites technology milestone payment received in the first quarter of fiscal 2014 that did not reoccur this year. Sequentially, EBIT was $6 million lower than in our fourth quarter of fiscal 2014 primarily due to 6% lower volumes. The sequential decline in volumes was driven by customer inventory destocking and seasonal impacts. The lower volumes were partially offset by lower fixed costs and the impact on margin from a favorable product mix.

Global and regional volume changes for the rubber blacks product line for the first quarter of fiscal 2015 as compared to the same quarter of the prior year and the fourth quarter of fiscal 2014 are included in the table below:

	First Quarter Year over Year Change	First Quarter Sequential Change

Global	(3%)	(6%)
Japan	1%	1%
Southeast Asia	(4%)	(4%)
China	2%	(11%)
Europe, Middle East, Africa	(11%)	(7%)
North America	7%	(4%)
South America	(19%)	(5%)

Performance Chemicals -- First quarter fiscal 2015 EBIT in Performance Chemicals increased by $2 million compared to the first quarter of fiscal 2014 due to 4% higher volumes in Metal Oxides and improved margins from the combination of price increases and lower raw material costs. Volumes in Specialty Carbons and Formulations decreased by 1%. Sequentially, Performance Chemicals EBIT decreased by $2 million primarily due to 8% lower volumes in Metal Oxides and 10% lower volumes in Specialty Carbons and Formulations as a result of seasonal impacts and customer inventory destocking. These lower volumes were partially offset by improved margins from the combination of price increases and lower raw material costs, and a benefit from building inventory.

Purification Solutions -- First quarter fiscal 2015 EBIT in Purification Solutions increased by $8 million compared to the first quarter of fiscal 2014 due to higher gas and air volumes, higher pricing, and improved operational performance that lowered costs. Sequentially, Purification Solutions EBIT decreased by $2 million compared to the fourth quarter of fiscal 2014 due to the non-recurrence of a one-time $9 million benefit related to a business interruption and property damage insurance payment received during the fourth quarter of fiscal 2014. Excluding the one-time insurance payment, EBIT improved sequentially by $7 million. The benefits from price increases, the impact on margin from a favorable product mix, and improved operational performance that lowered costs were partially offset by a decline in water volumes.

Specialty Fluids – First quarter fiscal 2015 EBIT in Specialty Fluids decreased by $7 million compared to the first quarter of fiscal 2014 and $1 million as compared to the fourth quarter of fiscal 2014. The declines in both comparative periods were driven by lower sales and rental volumes as a result of a lower level of project activity.

Cash Performance -- The Company ended the first quarter of fiscal 2015 with a cash balance of $88 million. During the first quarter of fiscal 2015, the Company generated adjusted EBITDA of $133 million. Uses of cash during the first quarter included $41 million for capital expenditures and $42 million for share repurchases.

Taxes -- During the first quarter of fiscal 2015, the Company recorded a net tax provision of $3 million for an effective tax rate of 5%. This included a tax benefit from certain items of $19 million. Excluding the impact of certain items, the operating tax rate on continuing operations for the first quarter of fiscal 2015 was 28%.

Outlook
“Our current outlook is shaped by the uncertainty related to the global economy, exchange rate fluctuations, declining oil prices and mixed consumer confidence. Hence, we remain cautious about the near-term,” Prevost said, commenting on the outlook for the Company. “Specifically, we expect soft demand and margin pressure next quarter in the Reinforcement Materials segment. On the positive side, we anticipate increased volumes in the second half of our fiscal year in the Purification Solutions and Performance Chemicals segments. We will continue to apply cost reduction measures, implement operational improvements, and we have reduced our expected capital expenditures for fiscal 2015. We anticipate strong cash flows due to the benefit of lower oil prices on our net working capital, which will allow us to remain flexible with regard to share repurchases given the increased authorization that has been put in place.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Thursday, January 29, 2015. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products, and expectations for growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income from continuing operations before income taxes and equity in (loss) net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of adjusted EBITDA from segment EBIT for the first quarter of fiscal year 2015 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2014	2013

Net sales and other operating revenues	$812	$898
Cost of sales	655	719
Gross profit	157	179

Selling and administrative expenses	78	77
Research and technical expenses	15	15
Income from operations	64	87

Other (expense) income
Interest and dividend income	1	1
Interest expense	(13)	(14)
Other (expense) income (A)	(1)	35
Total other (expense) income	(13)	22

Income from continuing operations before income taxes and equity in
earnings of affiliated companies	51	109
Provision for income taxes	(3)	(24)
Equity in earnings of affiliated companies, net of tax	1	2
Income from continuing operations	49	87
Loss from discontinued operations, net of tax (B)	-	(1)
Net income	49	86
Net income attributable to noncontrolling interests	4	6
Net income attributable to Cabot Corporation	$45	$80

Diluted earnings per share of common stock
attributable to Cabot Corporation
Continuing operations	$0.69	$1.24
Discontinued operations (B)	-	(0.01)
Net income attributable to Cabot Corporation	$0.69	$1.23
Weighted average common shares outstanding
Diluted	64.6	64.8

(A) Other (expense) income for the three months of fiscal 2014 includes a $29 million non-cash gain on Cabot's existing investment in its Mexican joint venture (NHUMO) recognized upon acquiring our former joint venture partner's common stock in NHUMO, which represented approximately 60% of the common equity of the joint venture.

(B) Amounts relate primarily to the divestiture of the Security Materials business.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2014	2013

Sales
Reinforcement Materials (A)	$460	$533
Performance Chemicals (A)	229	237
Specialty Carbons and Formulations (A)	157	163
Metal Oxides (A)	72	74
Purification Solutions (B)	76	72
Specialty Fluids (A)	16	28
Segment sales	781	870
Unallocated and other (B) (C)	31	28
Net sales and other operating revenues	$812	$898
Segment Earnings Before Interest and Taxes (D)
Reinforcement Materials (A)	$53	$73
Performance Chemicals (A)	39	37
Purification Solutions	(1)	(9)
Specialty Fluids (A)	6	13
Total Segment Earnings Before Interest and Taxes	97	114

Unallocated and Other
Interest expense	(13)	(14)
Certain items (E)	(26)	24
Unallocated corporate costs	(12)	(13)
General unallocated income (F)	6	-
Less: Equity in earnings of affiliated companies	(1)	(2)
Income from continuing operations before income taxes and equity in
earnings of affiliated companies	51	109
Provision for income taxes (including tax certain items)	(3)	(24)
Equity in earnings of affiliated companies	1	2
Income from continuing operations	49	87
Loss from discontinued operations, net of tax (G)	-	(1)
Net income	49	86
Net income attributable to noncontrolling interests	4	6
Net income attributable to Cabot Corporation	$45	$80

Diluted earnings per share of common stock
attributable to Cabot Corporation
Continuing operations	$0.69	$1.24
Discontinued operations (G)	-	(0.01)
Net income attributable to Cabot Corporation	$0.69	$1.23
Adjusted earnings per share
Adjusted EPS (H)	$0.80	$0.87
Weighted average common shares outstanding
Diluted	64.6	64.8

(A) The amounts above have been recast for all periods to reflect the movement of the Elastomer Composites product line from the Advanced Technologies segment to the Reinforcement Materials segment and the Inkjet Colorants and Aerogel product lines from the Advanced Technologies segment to the Performance Chemicals segment. Specialty Fluids, which was previously included in the Advanced Technologies segment, will now be a stand-alone reporting segment.

(B) Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.

(C) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(D) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(E) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G) Amounts relate primarily to the divestiture of the Security Materials business.

(H) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31	September 30,
	2014	2014
Dollars in millions	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$88	$67
Accounts and notes receivable, net of reserve for doubtful accounts of $7 and $7	643	688
Inventories:
Raw materials	93	111
Work in process	1	2
Finished goods	337	341
Other	44	44
Total inventories	475	498
Prepaid expenses and other current assets	67	69
Deferred income taxes	42	42
Total current assets	1,315	1,364

Property, plant and equipment, net	1,547	1,581

Goodwill	524	536
Equity affiliates	66	68
Intangible assets, net of accumulated amortization of $36 and $33	335	347
Assets held for rent	59	56
Deferred income taxes	79	80
Other assets	52	52

Total assets	$3,977	$4,084

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31	September 30,
	2014	2014
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:
Notes payable	$159	$44
Accounts payable and accrued liabilities	439	512
Income taxes payable	48	49
Deferred income taxes	1	1
Current portion of long-term debt	1	24
Total current liabilities	648	630

Long-term debt	995	1,004
Deferred income taxes	67	68
Other liabilities	266	291
Redeemable preferred stock	26	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,901,219 and 64,634,731 shares
Outstanding: 63,648,854 and 64,382,366 shares	64	64
Less cost of 252,365 and 252,365 shares of common treasury stock	(8)	(7)
Additional paid-in capital	9	49
Retained earnings	1,931	1,900
Accumulated other comprehensive income	(145)	(64)
Total Cabot Corporation stockholders' equity	1,851	1,942
Noncontrolling interests	124	122
Total stockholders' equity	1,975	2,064
Total liabilities and stockholders' equity	$3,977	$4,084

CABOT CORPORATION

	Fiscal 2014					Fiscal 2015
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials (A)	533	512	538	525	2,108	460	-	-	-	460
Performance Chemicals (A)	237	264	262	259	1,022	229	-	-	-	229
Specialty Carbons and Formulations (A)	163	186	182	178	709	157	-	-	-	157
Metal Oxides (A)	74	78	80	81	313	72	-	-	-	72
Purification Solutions (B)	72	80	78	85	315	76	-	-	-	76
Specialty Fluids (A)	28	25	24	21	98	16	-	-	-	16
Segment Sales	870	881	902	890	3,543	781	-	-	-	781
Unallocated and other (B) (C)	28	17	38	21	104	31	-	-	-	31
Net sales and other operating revenues	$898	$898	$940	$911	$3,647	$812	$-	$-	$-	$812

Segment Earnings Before Interest and Taxes (D)
Reinforcement Materials (A)	73	65	62	59	259	53	-	-	-	53
Performance Chemicals (A)	37	46	44	41	168	39	-	-	-	39
Purification Solutions	(9)	(4)	(7)	1	(19)	(1)	-	-	-	(1)
Specialty Fluids (A)	13	9	10	7	39	6	-	-	-	6
Total Segment Earnings Before Interest and Taxes	114	116	109	108	447	97	-	-	-	97

Unallocated and Other
Interest expense	(14)	(13)	(14)	(14)	(55)	(13)	-	-	-	(13)
Certain items (E)	24	(36)	(7)	(9)	(28)	(26)	-	-	-	(26)
Unallocated corporate costs	(13)	(16)	(14)	(11)	(54)	(12)	-	-	-	(12)
General unallocated (expense) income (F)	-	(5)	4	(1)	(2)	6	-	-	-	6
Less: Equity in (earnings) loss of affiliated companies	(2)	2	2	(2)	-	(1)	-	-	-	(1)
Income from continuing operations before income taxes and
equity in earnings (loss) of affiliated companies	109	48	80	71	308	51	-	-	-	51
Provision for income taxes (including tax certain items)	(24)	(7)	(20)	(41)	(92)	(3)	-	-	-	(3)
Equity in earnings (loss) of affiliated companies	2	(2)	(2)	2	-	1	-	-	-	1
Income from continuing operations	87	39	58	32	216	49	-	-	-	49
(Loss) income from discontinued operations, net of tax (G)	(1)	-	(1)	4	2	-	-	-	-	-
Net income	86	39	57	36	218	49	-	-	-	49
Net income attributable to noncontrolling interests	6	3	5	5	19	4	-	-	-	4
Net income attributable to Cabot Corporation	$80	$36	$52	$31	$199	$45	$-	$-	$-	$45

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$1.24	$0.55	$0.79	$0.43	$3.01	$0.69	$-	$-	$-	$0.69
Discontinued operations (G)	(0.01)	(0.01)	(0.01)	0.05	0.02	-	-	-	-	-
Net income attributable to Cabot Corporation	$1.23	$0.54	$0.78	$0.48	$3.03	$0.69	$-	$-	$-	$0.69

Adjusted earnings per share
Adjusted EPS (H)	$0.87	$0.83	$0.88	$0.85	$3.43	$0.80	$-	$-	$-	$0.80

Weighted average common shares outstanding
Diluted	64.8	65.1	65.2	65.1	65.1	64.6	-	-	-	64.6

(A) The amounts above have been recast for all periods to reflect the movement of the Elastomer Composites product line from the Advanced Technologies segment to the Reinforcement Materials segment and the Inkjet Colorants and Aerogel product lines from the Advanced Technologies segment to the Performance Chemicals segment. Specialty Fluids, which was previously included in the Advanced Technologies segment, will now be a stand-alone reporting segment.

(B) Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.

(C) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(D) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.

(E) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F) General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G) Amounts relate primarily to the divestiture of the Security Materials business and the Supermetals business.

(H) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31	Three Months
Dollars in millions	2014	2013

Cash Flows from Operating Activities:
Net income	$49	$86
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	45	51
Other non-cash charges (income), net	14	(19)
Changes in assets and liabilities:
Changes in certain working capital items (A)	(43)	(135)
Changes in other assets and liabilities, net	(12)	(18)
Cash dividends received from equity affiliates	3	17
Cash provided by (used in) operating activities	56	(18)

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(41)	(42)
Cash paid for acquisition of business, net of cash acquired of $7 million	-	(73)
Other investing activities, net	(3)	(4)
Cash used in investing activities	(44)	(119)

Cash Flows from Financing Activities:
Change in debt, net	83	167
Cash dividends paid to common stockholders	(14)	(13)
Other financing activities, net	(45)	1
Cash provided by financing activities	24	155
Effect of exchange rates on cash	(15)	(8)
Increase in cash and cash equivalents	21	10
Cash and cash equivalents at beginning of period	67	95
Cash and cash equivalents at end of period	$88	$105

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	Dollars in Millions			Per Share After Tax
	2014	2013		2014	2013
	$			per share(A)

Certain items before and after income taxes

Global restructuring activities	$(7)	$(5)		$(0.08)	$(0.05)
Acquisition and integration-related charges	(1)	(5)		(0.02)	(0.05)
Employee benefit plan settlement	(18)	—		(0.20)	—
Foreign currency gain on revaluations	—	6		—	0.06
Gain on existing investment in NHUMO	—	29		—	0.45
Legal and environmental matters and reserves	—	(1)		—	(0.02)
Total certain items, pre-tax	(26)	24		(0.30)	0.39

Tax impact of certain items	6	1
Certain items after tax	(20)	25		(0.30)	0.39

Tax-related certain items
Tax impact of certain foreign exchange losses	—	—		—	—
Discrete tax items	13	(1)		0.19	(0.02)
Total tax-related certain items	13	(1)		0.19	(0.02)
Total certain items after tax	(7)	24		(0.11)	0.37

Discontinued operations after income taxes (B)	—	(1)		—	(0.01)
Total discontinued operations after tax	$—	$(1)		$—	$(0.01)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2014	2013

Statement of Operations Line Item (C)
Cost of sales	$(19)	$(8)
Selling and administrative expenses	(7)	(3)
Other income	—	35
Total certain items, pre-tax	$(26)	$24

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2014	2013

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes	$(3)	$(24)
Less: Tax impact of certain items	6	1
Less: Tax-related certain items	13	(1)
Provision for income taxes, excluding certain items	$(22)	$(24)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2014	2013

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes	$(3)	$(24)
Effective tax rate	5%	22%
Impact of discrete tax items:
Unusual or infrequent items	10%	(1%)
Items related to uncertain tax positions	16%	1%
Other discrete tax items	(1%)	(1%)
Impact of certain items	(2%)	7%
Operating tax rate	28%	28%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2015 and FISCAL 2014
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2015(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2015 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.69	$—	$—	$—	$0.69
Less: Net income per share from discontinued operations(B)	—	—	—	—	—
Net income per share from continuing operations	$0.69	$—	$—	$—	$0.69
Less: Certain items after tax per share	(0.11)	—	—	—	(0.11)
Adjusted earnings per share	$0.80	$—	$—	$—	$0.80

Periods ended (unaudited)	Fiscal 2014(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2014 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$1.23	$0.54	$0.78	$0.48	$3.03
Less: Net (loss) income per share from discontinued operations(B)	(0.01)	(0.01)	(0.01)	0.05	0.02
Net income per share from continuing operations	$1.24	$0.55	$0.79	$0.43	$3.01
Less: Certain items after tax per share	0.37	(0.28)	(0.09)	(0.42)	(0.42)
Adjusted earnings per share	$0.87	$0.83	$0.88	$0.85	$3.43

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interests, net of tax.

(B) Amounts relate primarily to the divestiture of the Security Materials and Supermetals Businesses.

(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.